Exhibit 10.1

Exhibit B

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [    ], 2014 (this “Agreement”), is entered into by and among Hanmi Financial Corporation, a Delaware corporation (“Parent”), [•], a [•], solely in its capacity as shareholders’ representative (in such capacity, the “Shareholders’ Representative”), and [    ], as rights agent (the “Rights Agent”) and as initial CVR Registrar (as defined herein).1

WITNESSETH:

WHEREAS, Parent, Harmony Merger Sub Inc., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Central Bancorp, Inc., a Texas corporation (the “Company”), have entered into that certain Amended and Restated Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), dated as of March 23, 2014, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, as a wholly-owned subsidiary of Parent;

WHEREAS, pursuant to the Merger Agreement, the Parent agreed to create and issue to (i) holders of record of shares of the Company’s common stock, par value $1.00 per share (“Company Common Stock”), outstanding immediately prior to the effective time of the Merger (the “Effective Time”), contingent value rights as hereinafter described;

WHEREAS, each holder of Company Common Stock, immediately prior to the Effective Time will receive, among other things, as merger consideration, the right to receive upon the Effective Time contingent value rights in such amounts as set forth in Section 4.1(a) of the Merger Agreement immediately prior to the Effective Time;

WHEREAS, the parties have done all things necessary to make the contingent value rights, when issued pursuant to the Merger Agreement and hereunder, the valid obligations of Parent and to make this Agreement a valid and binding agreement of Parent, in accordance with its terms; and

WHEREAS, the parties hereto acknowledge that the Rights Agent is not party to, is not bound by, and has no duties or obligations under, the Merger Agreement, that all references in this Agreement to the Merger Agreement are for convenience, and that the Rights Agent shall have no implied duties beyond the express duties set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the consummation of the transactions referred to above, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders (as hereinafter defined), as follows:

[1]	Parent may elect to act or cause Hanmi Bank to act as Rights Agent and CVR Registrar.

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

(a) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Article I have the meanings assigned to them in this Article I, and include the plural as well as the singular;

(ii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(iii) unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders and words denoting natural Persons shall include corporations, partnerships and other Persons and vice versa;

(iv) the term “Affiliate” when used with respect to the Company shall, after the Effective Time, include Parent and its Subsidiaries and Affiliates; and

(v) all references to “including” shall be deemed to mean including without limitation.

(b) Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following terms shall have the meanings ascribed to them as follows:

“Aggregate Proceeds” shall mean the aggregate amount of cash actually received by the Company (or its successor) following the Effective Time, arising from any amendment, restatement or adjustment of the Company’s 2012 or earlier years’ tax returns or a refund of the Company’s 2012 or earlier years’ U.S. federal income tax liability but in no event in excess of $[21,021,673].2

“Agreement” has the meaning set forth in the Preamble.

“Business Day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in California and Texas.

“Company” has the meaning set forth in the Preamble.

[2]	NTD: Amount to equal the Unrefunded Amount immediately prior to the Closing.

“Contingent Value End Date” shall mean the earlier of (x) July 31, 2015 and (y) when all Distributable Proceeds have been delivered to holders of Contingent Value Rights and no amount of the Aggregate Proceeds is reasonably expected to be obtained by the Company (or its successor).

“Contingent Value Rights” shall mean the contingent value rights issued by Parent pursuant to the Merger Agreement and this Agreement.

“CVR Payment Amount” has the meaning set forth in Section 3.4(b).

“CVR Payment Date” has the meaning set forth in Section 3.4(a).

“CVR Register” has the meaning set forth in Section 3.3(b).

“CVR Registrar” has the meaning set forth in Section 3.3(b).

“Distributable Proceeds” shall mean a sum equal to the difference between (x) the Aggregate Proceeds and (y) reasonable fees, expenses and other amounts actually incurred by the Company (or its successor) and its Affiliates after the Effective Time with respect to obtaining the Aggregate Proceeds, including reasonable fees and expenses paid to any outside counsel or other advisor and any fees or expenses (including with respect to indemnification) of the Shareholders’ Representative to the extent not paid by the Company prior to the Effective Time.

“Distributable Proceeds Notice” has the meaning set forth in Section 3.4(a).

“Effective Time” has the meaning set forth in the Recitals.

“Holder” shall mean a Person in whose name a Contingent Value Right is registered in the CVR Register.

“Liability” shall mean any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Parent” has the meaning set forth in the Preamble.

“Permitted Transfer” shall mean: (i) the transfer (upon the death of the Holder) by will or intestacy; (ii) transfer by instrument to an inter vivos or testamentary trust in which the Contingent Value Rights are to be passed to beneficiaries upon the death of the trustee; (iii) transfers made pursuant to a court order of a court of competent jurisdiction (such as in connection with divorce, bankruptcy or liquidation); (iv) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; or (v) a transfer made by operation of law (including a consolidation or merger) or in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity.

“Permitted Transferee” shall mean a Person who receives a Contingent Value Right pursuant to a Permitted Transfer and otherwise in accordance with this Agreement.

“Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Authority or other entity of any kind or nature.

“Rights Agent” shall mean the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent.

“Rights Agent Costs” shall mean the costs and expenses which the Rights Agent is entitled to be paid under Section 4.2 and the Rights Agent Fee.

“Rights Agent Fee” shall mean the fee of the Rights Agent to act in such capacity pursuant to the terms of this Agreement as set forth on Schedule 1 hereto.

“Rights Agent Initial Payment” shall mean the costs and expenses reasonably incurred and invoiced by the Rights Agent prior to the Effective Time in connection with the negotiation of this Agreement and any other reasonable costs and expenses incurred by the Rights Agent in connection herewith prior to the Effective Time.

“Shareholders’ Representative” has the meaning set forth in the Preamble.

“Tax” (including, with correlative meaning, the term “Taxes”) shall include all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions.

ARTICLE II

PROCESS MANAGEMENT

Section 2.1 Process Management.

Following the Effective Time, the Company (or its successor) will control all proceedings and make all decisions related to the Aggregate Proceeds and the pursuit thereof, in its sole discretion, and will use its commercially reasonable efforts to pursue any Aggregate Proceeds that are reasonably likely to be realized. Provided that the Shareholders’ Representative shall have entered into a confidentiality agreement with Parent, the Company (or its successor) will keep the Shareholders’ Representative reasonably informed of all material proceedings related to the Aggregate Proceeds and the pursuit thereof, and will promptly respond to reasonable requests for information from the Shareholders’ Representative.

ARTICLE III

CONTINGENT VALUE RIGHTS

Section 3.1 Issuance of Contingent Value Rights; Appointment of Rights Agent.

(a) The Contingent Value Rights shall be issued pursuant to the Merger Agreement at the time and in the manner set forth in the Merger Agreement. The registration on the books and records of Parent and administration of the Contingent Value Rights shall be handled pursuant to this Agreement in the manner set forth in this Agreement.

(b) Parent hereby appoints [    ] as the Rights Agent to act as rights agent for the Contingent Value Rights in accordance with the instructions hereinafter set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

Section 3.2 Nontransferable; Expiration.

(a) The Contingent Value Rights shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than to a Permitted Transferee. Any purported transfer of a Contingent Value Right to anyone other than a Permitted Transferee shall be null and void ab initio.

(b) The Contingent Value Rights shall expire on the Contingent Value End Date.

Section 3.3 No Certificate; Registration; Registration of Transfer; Change of Address.

(a) The Contingent Value Rights shall not be evidenced by a certificate or other instrument.

(b) The Rights Agent shall keep a register (the “CVR Register”) for the registration of Contingent Value Rights in a book-entry position for each Contingent Value Right Holder. The CVR Register shall set forth the name and address of each Holder, and the number of Contingent Value Rights held by such Holder and tax identification number (TIN) of each Holder. Each of Parent and the Shareholders’ Representative may receive and inspect a copy of the CVR Register, from time to time, upon written request made to the CVR Registrar. Within five (5) Business Days after receipt of such request, the CVR Registrar shall deliver a copy of the CVR Register, as then in effect, to Parent and the Shareholders’ Representative at the address set forth in Section 7.1. The Rights Agent is hereby initially appointed “CVR Registrar” for the purpose of registering Contingent Value Rights and transfers of Contingent Value Rights as herein provided.

(c) Subject to the restrictions set forth in Section 3.2, every request made to transfer a Contingent Value Right must be in writing and accompanied by a written instrument or instruments of transfer and any other requested documentation in form reasonably satisfactory to Parent and the CVR Registrar, duly executed by the registered Holder or Holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. A request for a transfer of a Contingent Value Right shall be accompanied by documentation establishing that the transfer is to a Permitted Transferee and any other information as may be reasonably requested by Parent or the CVR Registrar (including opinions of counsel, if appropriate). Upon receipt of such written notice, the CVR Registrar shall, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions herein, register the transfer of the Contingent Value Rights in the CVR Register. All duly transferred Contingent Value Rights registered in the CVR Register shall be the valid obligations of Parent, evidencing the same rights and entitling the transferee to the same benefits and rights under this Agreement as those held by the transferor. No transfer of a Contingent Value Right shall be valid until registered in the CVR Register, and any transfer not duly registered in the CVR Register will be void ab initio (unless the transfer was permissible hereunder and such failure to be duly registered is attributable to the fault of the CVR Registrar). Any transfer or assignment of the Contingent Value Rights shall be without charge (other than the cost of any transfer Tax which shall be the responsibility of the transferor) to the Holder.

(d) A Holder may make a written request to the CVR Registrar to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the CVR Registrar shall promptly record the change of address in the CVR Register.

Section 3.4 Payment Procedures.

(a) Reasonably promptly following the receipt of any Aggregate Proceeds, or at such time as otherwise mutually agreed upon by Parent and the Shareholders’ Representative, Parent shall deliver to the Rights Agent and the Shareholders’ Representative the calculation of the Distributable Proceeds (each such notice, a “Distributable Proceeds Notice”) establishing the payment date (each such date, a “CVR Payment Date”) with respect to the Distributable Proceeds. Any Contingent Value Rights held by Company shareholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Sections 10.356 and 10.357 of the Texas Business Organizations Code, as amended, shall be deemed to be outstanding for purposes of determining the amount to be paid per Contingent Value Right and Parent shall be paid the amount which would otherwise be paid in respect of such Contingent Value Right.

(b) On or before each CVR Payment Date, Parent shall cause an amount of cash equal to the Distributable Proceeds with respect to the CVR Payment Date to be deposited with the Rights Agent. On each CVR Payment Date or as promptly as reasonably practicable thereafter, Parent shall cause the Rights Agent to pay the applicable amount to each of the Holders by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the last Business Day prior to such payment date. With respect to any Distributable Proceeds and any given CVR Payment Date, the amount paid in respect of each Contingent Value Right shall be equal to the quotient obtained by dividing the Distributable Proceeds by the number of Contingent Value Rights outstanding as reflected on the CVR Register (the “CVR Payment Amount”).

(c) Parent’s obligation to pay the Distributable Proceeds shall be conditioned on no court or other Governmental Authority of competent jurisdiction having enacted, issued, promulgated, enforced or entered any Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits or imposes any penalty upon the payment of the Distributable Proceeds and the payment being otherwise lawful. If the Distributable Proceeds shall not have been paid to the Holders by the Contingent Value End Date pursuant to this Subsection 3.4(c), Parent, the Company and any of their Affiliates may deliver the Distributable Proceeds received by the Company (or its successor) prior to the Contingent Value End Date to a court of competent jurisdiction (or place such Distributable Proceeds in an escrow account, on terms mutually acceptable to Parent and the Shareholders’ Representative, in lieu thereof) and provide written notice of such arrangement to the Shareholders’ Representative. Thereafter, Parent, the Company and any of their Affiliates shall have no further obligation with respect to the Distributable Proceeds.

(d) The Rights Agent shall deduct and withhold, or cause to be deducted or withheld, from each CVR Payment Amount otherwise payable pursuant to this Agreement, the amounts, if any, that Parent or its Affiliates are required to deduct and withhold with respect to the making of such payment under the Code; provided that in determining the required amount to be withheld, the Rights Agent will give effect to any properly presented form (e.g., Form W-8 or W-9 as applicable) eliminating or reducing the amount required to be withheld. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made.

Section 3.5 No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent.

(a) The Contingent Value Rights shall not have any voting or dividend rights, and interest shall not accrue on any amounts payable on the Contingent Value Rights to any Holder.

(b) The Contingent Value Rights shall not represent any equity or ownership interest in Parent, in any constituent company to the Merger, any Affiliate of Parent or any other Person.

ARTICLE IV

THE RIGHTS AGENT

Section 4.1 Certain Duties and Responsibilities.

The Rights Agent shall not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 4.2 Certain Rights of Rights Agent.

The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Rights Agent. In addition:

(a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Rights Agent may consult with, and obtain advice from, legal counsel in the event of any question as to any of the provisions hereof or the duties hereunder, and it shall incur no liability and shall be deemed to be acting in accordance with the opinion and instructions of such counsel. The reasonable costs of such counsel’s services shall be paid to the Rights Agent in accordance with Section 4.2(f) below. The Rights Agent may perform any and all of its duties through its agents, representatives, attorneys, custodians and/or nominees;

(c) if the Rights Agent becomes involved in litigation on account of this Agreement, it shall have the right to retain counsel and shall be entitled to reimbursement for all reasonable documented costs and expenses related thereto as provided in this Section 4.2(c) and Section 4.2(f) hereof; provided, however, that the Rights Agent shall not be entitled to any such reimbursement to the extent such litigation ultimately determines that the Rights Agent acted with willful misconduct, bad faith or gross negligence. In the event that conflicting demands are made upon the Rights Agent for any situation addressed or not addressed in this Agreement, the Rights Agent may withhold performance of the terms of this Agreement until such time as said conflicting demands shall have been withdrawn or the rights of the respective parties shall have been settled by court adjudication, arbitration, joint order or otherwise;

(d) the permissive rights of the Rights Agent to do things enumerated in this Agreement shall not be construed as a duty;

(e) the Rights Agent shall not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f) Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss shall have been determined by a court of competent jurisdiction to be a result of the Rights Agent’s willful misconduct, bad faith or gross negligence; provided, however, that the Rights Agent’s aggregate liability with respect to, arising from, or arising in connection with this Agreement, or from all services provided or omitted to be provided under this Agreement, whether in contract, in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by Parent to the Rights Agent as fees and charges, but not including reimbursable expenses; and

(g) As between Parent and the Rights Agent, Parent shall be responsible for paying the Rights Agent Costs and the Rights Agent Initial Payment. As between Parent and the Rights Agent, Parent agrees to pay the fees and expenses (including taxes and other charges) of the Rights Agent in connection with this Agreement as may be agreed from time to time by Parent and the Rights Agent. The Rights Agent shall also be entitled to reimbursement from Parent for all reasonable and necessary out-of-pocket expenses (including reasonable fees and expenses of the Rights Agent’s counsel and agent) paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder. The final invoice for the Rights Agent Fee (which shall include a reasonable estimate of all remaining fees and expenses) will be rendered a reasonable time prior to the date of delivery of a Distributable Proceeds Notice. An invoice for any out-of-pocket expenses and per item fees realized will be rendered and payable within thirty (30) days after receipt by Parent and the Shareholders’ Representative, except for postage and mailing expenses, which funds must be received one (1) Business Day prior to the scheduled mailing date.

Section 4.3 Resignation and Removal; Appointment of Successor.

(a) The Rights Agent may resign at any time by giving written notice thereof to Parent and the Shareholders’ Representative specifying a date when such resignation shall take effect, which notice shall be sent at least thirty (30) days prior to the date so specified. Parent may remove the Rights Agent at any time by resolution of its board of directors specifying a date when such removal shall take effect. Notice of such removal shall be given by Parent to the Rights Agent, which notice shall be sent at least thirty (30) days prior to the date so specified for such removal.

(b) If the Rights Agent shall resign, be removed or become incapable of acting, Parent shall promptly appoint a qualified successor Rights Agent. The successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with this Section 4.3(b), become the successor Rights Agent.

(c) Parent shall give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Shareholders’ Representative. The Shareholders’ Representative shall forward such notice to the Holders. If Parent fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause such notice to be mailed at the expense of Parent.

(d) If a successor Rights Agent has not been appointed and has not accepted such appointment by the end of the thirty (30) day period, the Rights Agent may apply to a court of competent jurisdiction for the appointment of a successor Rights Agent, and the costs, expenses and reasonable attorneys’ fees which are incurred in connection with such a proceeding shall be paid in accordance with Section 4.2(f) hereof. Any such successor to the Rights Agent shall agree to be bound by the terms of this Agreement and shall, upon receipt of the all relevant books and records relating thereto, become the Rights Agent hereunder. Upon delivery of all of the relevant books and records, pursuant to the terms of this Section 4.3(d) to a successor Rights Agent, the Rights Agent shall thereafter be discharged from any further obligations hereunder. The Rights Agent is hereby authorized, in any and all events, to comply with and obey any and all final judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued, and all final arbitration awards and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience.

Section 4.4 Acceptance of Appointment by Successor.

Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to Parent, the Shareholders’ Representative and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Rights Agent; but, on request of Parent, the Shareholders’ Representative or the successor Rights Agent, such retiring Rights Agent shall execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE V

COVENANTS

Section 5.1 List of Holders.

Parent shall furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company (or an agent performing similar services for Parent or its Affiliates) prior to the Effective Time, the names, addresses, shareholdings and tax identification number (TIN) of the record holders of Shares eligible to receive Contingent Value Rights pursuant to the Merger Agreement reasonably promptly following the Effective Time.

Section 5.2 Payment of CVR Payment Amount.

The Rights Agent shall pay, and each of the Shareholders’ Representative and Parent shall use reasonable efforts to cause the Rights Agent to pay, the Distributable Proceeds upon receipt thereof in the manner provided for in Section 3.4 and in accordance with the terms of this Agreement.

ARTICLE VI

AMENDMENTS

Section 6.1 Amendments Without Consent of Holders or Shareholders’ Representative.

(a) Without the consent of any Holders or the Shareholders’ Representative, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes only:

(i) to evidence the succession of another Person selected in accordance with Section 4.3(b) as a successor Rights Agent and the assumption by any successor of the covenants and obligations of the Rights Agent herein;

(ii) to evidence the succession of another Person to Parent to its rights and obligations hereunder in accordance with Section 7.3 and the assumption by any such successor of the covenants of Parent herein;

(iii) to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent shall consider to be for the protection of the Holders;

(iv) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; or

(v) as necessary to ensure that the Contingent Value Rights are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 6.1, Parent shall mail or cause to be mailed a notice thereof by first-class mail to the Shareholders’ Representative setting forth in general terms the substance of such amendment.

Section 6.2 Amendments With Consent of the Shareholders’ Representative.

(a) Subject to Section 6.1 (which amendments pursuant to Section 6.1 may be made without the consent of the Holders or the Shareholders’ Representative), with the consent of the Shareholders’ Representative (such consent not to be unreasonably withheld or delayed), acting on behalf of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for any of the following purposes:

(i) to evidence the termination of the CVR Registrar and the succession of another Person as a successor CVR Registrar and the assumption by any successor of the obligations of the CVR Registrar herein; or

(ii) to add, eliminate or change any material provisions of this Agreement, even if such addition, elimination or change is in any way adverse to the interests of the Holders.

(b) Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 6.2, Parent shall mail a notice thereof by first-class mail to the Shareholders’ Representative and the Holders at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment.

Section 6.3 Effect of Amendments.

Upon the execution of any amendment under this Article VI, this Agreement shall be modified in accordance therewith, such amendment shall form a part of this Agreement for all purposes and every Holder shall be bound thereby.

ARTICLE VII

OTHER PROVISIONS OF GENERAL APPLICATION

Section 7.1 Notices to the Rights Agent, Parent and the Shareholders’ Representative.

Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, by facsimile or overnight courier:

If to Parent or the Company:

Hanmi Financial Corporation

3660 Wilshire Blvd., Penthouse A

Los Angeles, CA 90010

Attention: Legal Department

Facsimile: (213) 427-7768

with a copy to

Sullivan & Cromwell LLP

1888 Century Park East, Suite 2100

Los Angeles, CA 90067

Attention: Patrick S. Brown

Fax: (310) 712-8800

If to the Rights Agent:

______________________,

______________________.

Attention: _________________

fax: (    ) ___-____

If to the Shareholders’ Representative:

______________________,

______________________.

Attention: _________________

Fax: (    ) ___-____

with a copy to

______________________,

______________________.

Attention: _________________

Fax: (    ) ___-____

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier.

Section 7.2 Effect of Headings; Construction.

The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.

Section 7.3 Successors and Assigns.

Parent may assign any of its obligations hereunder to (i) any wholly-owned subsidiary, (ii) any Person of which Parent is a subsidiary or (iii) any successor of Parent, provided that in each case Parent causes such Person to agree to perform Parent’s obligations hereunder to the extent such Person does not succeed to the rights and obligations of Parent by operation of law. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

Section 7.4 Benefits of Agreement.

Nothing in this Agreement, express or implied, shall give to any Person (other than the parties hereto and their permitted successors and assigns hereunder) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their permitted successors and assigns. For the avoidance of doubt, no Holder shall have any right to enforce or otherwise assert a claim with respect to this Agreement; all such rights and claims shall only be brought by the Shareholders’ Representative on behalf of such Holder.

Section 7.5 Governing Law and Venue.

THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the City of Los Angeles and the United States District Court for the Central District of California solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action, proceeding or transactions shall be heard and determined in such a California State or federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 7.1 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

Section 7.6 Severability Clause.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 7.7 Counterparts.

This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

Section 7.8 Termination.

This Agreement and each Contingent Value Right shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, upon the later of (i) the Contingent Value End Date or (ii) the date on which the Rights Agent has distributed Distributable Proceeds received by the Company (or its successor) prior to the Contingent Value End Date as set forth in Section 3.4 herein. Notice of any such termination will be promptly mailed by the Rights Agent to the Holders.

Section 7.9 Entire Agreement.

This Agreement and the Merger Agreement, all documents and instruments referenced herein and therein, and all exhibits and schedules attached to each of the foregoing, represent the entire understanding of Parent, the Company and the Shareholders’ Representative with reference to the Contingent Value Rights, and this Agreement supersedes any and all other oral or written agreements hereto made with respect to the Contingent Value Rights, except for the Merger Agreement. This Agreement represents the entire understanding of the Rights Agent with reference to the Contingent Value Rights, and this Agreement supersedes any and all other oral or written agreements hereto made with respect to the Contingent Value Rights, except for the Merger Agreement. If and to the extent that any provision of this Agreement is inconsistent or conflicts with the Merger Agreement, this Agreement shall govern and be controlling, and this Agreement may be amended, modified, supplemented or altered only in accordance with the terms of Article VI. No party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

HANMI FINANCIAL CORPORATION

By:
Name: Title:

[SHAREHOLDERS’ REPRESENTATIVE]

By:
Name: Title:

[RIGHTS AGENT]

By:
Name: Title:

[SCHEDULE 1

SCHEDULE OF FEES

For Services as Rights Agent]